EXHIBIT 10.8

SHARE CANCELLATION AGREEMENT

SHARE CANCELLATION AGREEMENT, dated October 10, 2013 (this “Agreement”), by and between, Frac Water Systems, Inc., a Nevada corporation (the “Company”), and Fadi Zeidan (the “Cancelling Party”).

BACKGROUND

WHEREAS, the Company was formed to engage in the development, sales and marketing of online video stores (the “Legacy Business”); and

WHEREAS, the Cancelling Party has served as the Company’s President, Secretary, and Treasurer, and as a Director since February 15, 2008; and

WHEREAS, going forward, having discontinued the Legacy Business, the Company’s plan is to acquire other assets or business operations that will maximize shareholder value; and

WHEREAS, effective as of the date hereof, the Cancelling Party has resigned from all positions that he held with the Company; and

WHEREAS, the Cancelling Party is the record and beneficial owner of a total of One Hundred Thirty Million (130,000,000) shares (the "Subject Shares") of the Company's common stock, par value $0.0001 per share; and

WHEREAS, in consideration for the agreement by the new management of the Company to assume the existing liabilities of the Legacy Business, and in an effort to enhance the Company’s ability to proceed with the implementation of its new business plan, the Cancelling Party desires to have cancelled, and the Company desires to cancel, all of the Subject Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Assumption of Liabilities.  The Company hereby undertakes, assumes and agrees to perform, pay or discharge in accordance with their terms, to the extent not heretofore performed, paid or discharged, the liabilities and obligations of the Legacy Business in existence as of the date hereof.

2.            Cancellation of Subject Shares.  The Cancelling Party has delivered to the Company for cancellation stock certificates representing the Subject Shares along with duly executed medallion guaranteed stock powers covering the Subject Shares (or such other documents acceptable to the Company’s transfer agent) and hereby irrevocably instructs the Company and the Company’s transfer agent to immediately cancel the Subject Shares, such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Cancelling Party shall no longer have any interest in the Subject Shares whatsoever.  The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.

3.            Release by the Cancelling Party. For and in consideration of the covenants and promises contained herein, the Cancelling Party, together with his heirs, executors, administrators, and assigns (collectively, the “Cancelling Party Releasing Parties”), does hereby fully and forever waive, release, acquit and discharge the Company, together with all of the Company’s past and present predecessors-in-interest, successors-in-interest, assigns, parents, subsidiaries and affiliates, and all of their officers, directors, shareholders, principals, managers, members, partners, employees, agents, servants, attorneys and legal representatives (collectively, the “Company Released Parties”), from any and all actions, suits, arbitrations, proceedings, controversies, disputes, causes of action, claims, rights, obligations, demands, agreements, covenants, promises, responsibilities, liabilities, indemnifications, contributions, damages, costs, expenses and fees, of whatever kind and nature, whether contractual, extra-contractual, tort or otherwise, which the Cancelling Party or any of the Cancelling Party Releasing Parties may now have, ever had, or will ever have against the Company or any of the Company Released Parties, arising from the beginning of the world to date, whether known or unknown, matured or unmatured, foreseeable or unforeseeable, fixed, contingent, class, individual, derivative or otherwise (the “Cancelling Party’s Released Claims”).  The Cancelling Party and the Cancelling Party Releasing Parties understand that they may later discover facts relating to the Cancelling Party’s Released Claims in addition to or different from the facts now known or believed by them to be true, and accept and assume such risk.  Notwithstanding anything to the contrary herein, it is further understood and agreed by the parties hereto that this release shall not apply to acts of fraud or gross negligence by the Company or the Company Released Parties or release the Company or the Company Released Parties from any claims arising out of or related to this Agreement.

4.            Representations by the Cancelling Party.

(a)           The Cancelling Party owns the Subject Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  The Cancelling Party has sole control over the Subject Shares or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.

(b)           The Cancelling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Cancelling Party and constitutes a valid, binding obligation of the Cancelling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

5.            Further Assurances.  Each party to this Agreement will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

6.            Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Cancelling Party, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Cancelling Party.

7.            Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

8.            Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Cancelling Party, and their respective successors and assigns.

9.            Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules, except to the extent the laws of Nevada are mandatorily applicable.

10.           Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.  This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed.  The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FRAC WATER SYSTEMS, INC.

By:	/s/ Nadine C. Smith
Name:	Nadine Smith
Title:	Chief Executive Officer

CANCELLING PARTY:

/s/ Fadi Zeidan
Fadi Zeidan